Exhibit 3.2

KineMed, Inc.

MINUTE BOOK

Bylaws of the Corporation

BY-LAWS
OF

KineMed, Inc.

a Delaware corporation

ARTICLE I
OFFICES

Section 1. The registered office shall be in the City of Wilmington. New Castle County, Delaware.

Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine, or the business of the corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1. All meetings of the stockholders for election of directors shall be held in Wilmington, Delaware at such place as may be fixed from time to time by the Board of Directors or at such other place, either within or without Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without Delaware, as shall be stated in the notice of meeting or in a duly executed waiver of notice thereof.

Section 2. Annual meetings of the stockholders commencing with the year 2002 shall be held on the third Thursday in May in each year at 11:45 a..m., local time of the principal office of the corporation. If the designated day is a legal holiday, then the annual meeting shall be held on the next business day following or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting, at which they shall elect by a plurality vote by written ballot a Board of Directors, and transact other business as may properly be brought before the meeting.

Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than fifty days before the date of the meeting.

Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

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Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shalt state the purpose or purposes of the proposed meeting.

Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder on record entitled to vote at the meeting.

Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date unless the proxy provides for a longer period.

Section 11. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of the statutes, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or if the certificate of incorporation authorized the action to be taken with the written consent of the holders of less than all the stock who would have been entitled to vote upon the action if a meeting were held, then on the written consent of the stockholders having not less than such percentage of the number of votes as may be authorized in the certificate of incorporation; provided that in no case shall the written consent be by the holders of stock having less than the minimum percentage of the vote required by statute for the proposed corporate action; and provide that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

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Section 12. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all stockholders participating in the meeting can hear one another, and all such stockholders shall be deemed to be present in person at the meeting.

Section 13. A facsimile signature of any stockholder on a counterpart copy of the signature page of a written consent to corporate action authorized under Article II, Section 11 shall be deemed the binding signature of such stockholder adopting the resolution and authorizing the action set forth in such stockholder written consent.

ARTICLE III
DIRECTORS

Section 1. The number of directors which shall constitute the whole board shall be not less than three nor more than seven. The specific number of directors shall be determined initially by the resolution electing the first directors. The number of directors may thereafter, from time to time, be increased within such range by a resolution of the existing Board of Directors or by a resolution approved by a majority of stockholders; however, the number may only be decreased by a resolution approved by a majority of the stockholders. A director shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and any director elected shall hold office until his successor is elected and qualified. A director need not be a stockholder.

Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery of the State of Delaware may, upon application of any stockholder or stockholders holding at least ten percent of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 3. The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

Section 4. A director of the corporation may resign at any time by giving notice to the Board, the president or secretary of the corporation. Such resignation shall take effect on the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. A director or directors may be removed with or without cause by the affirmative vote of the holders of a majority of all the shares of stock outstanding entitled to vote, at a special meeting of the stockholders called for such purposes.

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Section 6. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 7. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum is present. In the event of the failure of stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section 8. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 9. Special meetings of the Board of Directors may be called by the president on three days’ notice to each director, either personally or sent by mail or by facsimile transmission send to the fax number on file with the secretary; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

Section 10. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present.

Section 11. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 12. The Board of Directors, upon resolution passed by a majority of the entire Board, may establish one or more advisory boards and/or committees to provide input, information and assistance to the officers and directors of the corporation relating to the scientific or business affairs of the corporation. Any such advisory board or committee shall have the name, purposes, assignments, duties and powers as may be designated by the resolution adopted by the Board. Such advisory boards may include one or more Scientific Advisory Boards and a Business Advisory Board. Members of such advisory boards and committees shall serve at the pleasure of, and may be removed or replaced at the will and within the sole and unfettered discretion of the Board. Such members shall be paid expenses and shall be entitled to receive compensation for their service on the board or committee on the basis and on the terms established, from time to time, by the Board.

Section 13. Each advisory board and committee established by the Board shall keep minutes of its meetings and activities and shall report the same to the Board of Directors when required.

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Section 14. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 15. The Board of Directors shall adopt for each fiscal year a budget covering all expenditures and costs anticipated to be incurred during such fiscal year, or, if applicable, a portion of such fiscal year. The budget so adopted may be adjusted from time to time by action the Board of Directors. The vote to adopt and adjust the budget shall be made by a majority of the members of the Board of Directors then serving. It is the intent that the year’s business activities be planned and budgeted to the extent reasonably practicable and that no monies be expended or obligations incurred except: (a) as previously budgeted or approved by the Board of Directors; (b) authority is specifically granted or delegated in a resolution adopted by the Board of Directors; or, (c) such monies or obligations are within the limitations of authority set forth below. The adoption and approval of the Board of Directors of a budget for any year shall constitute a delegation of power and authority to the officers to carry out and implement such budget and to expend the monies and incur the obligations set forth therein. No commitments shall be made that vary materially from such budget or from a specific resolution without the express approval, vote or consent of the Board of Directors. Notwithstanding the foregoing, the President and Chief Executive Officer is authorized within his discretion to make or authorize expenditures not to exceed twenty percent (20%) of any budget line item; provided the aggregate of all such expenditures in excess of the approved budget does not exceed ten percent (10%) of the total approved budget.

Section 16. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Directors participating in the meeting can hear one another, and all such Directors shall be deemed to be present in person at the meeting. If all of the Directors are present and participate in a conference call, whether or not prior written notice thereof has been given under Section 9 of this Article III, all business conducted and action taken in the conference call shall be as valid and binding on the corporation as if taken in a meeting duly held following such written notice.

Section 17. A facsimile signature of any director on a counterpart copy of the signature page of a written consent to corporate action authorized under Article III, Section 11 shall be deemed the binding signature of such director adopting the resolution and authorizing the action set forth in such director written consent.

ARTICLE IV
NOTICES

Section 1. Whenever, under the provisions of the statutes or the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile transmission to the fax number on file with the secretary of the corporation.

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Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V
OFFICERS

Section 1. The officers of the corporation shall be chosen by the Board of Directors and shall consist of a president, a secretary and a chief financial officer/treasurer. The Board of Directors may also choose one or more vice presidents, assistant secretaries and one or more assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

Section 2. The Board of Directors at its first meeting and after each annual meeting of stockholders shall choose, a president, a secretary and a chief financial officer/treasurer.

Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the Board of Directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 7. The president shall execute all contracts, bonds and mortgages except where the signing and execution thereof is expressly delegated by the Board of Directors to some other officer or agent of the corporation.

Section 8. In the absence of the president, or in the event of his inability or refusal to act, a vice president, if there is an elected vice president (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

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Section 9. The secretary shall attend all meetings of the Board of Directors, either in person or by conference telephone as permitted in Section 16 below, and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation, and to attest the affixing by his signature.

Section 10. The assistant secretary, or if there be more than one, the assistant secretary in the order determined by the Board of Directors (or if there be-no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

Section 12. The treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 13. If required by the Board of Directors, the treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI
CERTIFICATES OF STOCK

Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by or in the name of the corporation by the chairman, or vice chairman of the Board of Directors, or the president or a vice president and the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

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Section 2. Where a certificate is countersigned (a) by a transfer agent other than the corporation or its employee; or (b) by a registrar other than the corporation or its employee, any other signature on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Upon surrender to the corporation or transfer agent of the corporation or a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

Section 5. The corporation may, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies within or without the State of Delaware, each in charge of a transfer agent or agents designated by the Board of Directors, where the shares of the corporation shall be directly transferable, and also one or more registry offices, each in charge of a registrar or registrars designated by the Board of Directors, where such shares shall be so registered, and no certificate for shares of the corporation in respect of which a transfer agent or registrar shall have been designated shall be valid unless countersigned by such transfer agent and registered by such registrar. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of share certificates of the corporation.

Section 6. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 7. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or in interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

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ARTICLE VII
GENERAL PROVISIONS

Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 3. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 5. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE IX
INTERESTED DIRECTORS AND OFFICERS

Section 1. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

(a) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

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(b) The material facts as to his or her relationship or interests and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

The common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE X
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. Each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any Proceeding (as hereinafter defined) because he or she is an Indemnified Person (as hereinafter defined), shall be indemnified and held harmless by the corporation to the fullest extent permitted under the Delaware General Corporation Law (the “DGCL”), as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the DGCL permitted the corporation to provide prior to such amendment). Such indemnification shall cover all expenses incurred by an Indemnified Person (including, but not limited to, attorneys’ fees and other expenses of litigation) and all liabilities and losses (including, but not limited to, judgments, fines, ERISA or other excise taxes or penalties and amounts paid or to be paid in settlement) incurred by such person in connection therewith.

Notwithstanding the foregoing, except with respect to indemnification specified in Section 3 of this Article, the corporation shall indemnify an Indemnified Person in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the corporation. For purposes of this Article: (i) a “Proceeding” is an action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom; (ii) an “Indemnified Person” is a person who is, was, or had agreed to become a director or an executive officer or a Delegate, as defined herein, of the corporation or the legal representative of any of the foregoing; and (iii) a “Delegate” is a person serving at the request of the corporation or a subsidiary of the corporation as a director, trustee, fiduciary, or officer of such subsidiary or of another corporation, partnership, joint venture, trust or other enterprise.

Section 2. Expenses, including attorneys’ fees, incurred by a person indemnified pursuant to Section 1 of this Article in defending or otherwise being involved in a Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding, including any appeal therefrom, upon receipt of an undertaking (the “Undertaking”) by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation; provided, that in connection with a Proceeding (or part thereof) initiated by such person, except a Proceeding authorized by Section 3 of this Article, the corporation shall pay said expenses in advance of final disposition only if such Proceeding (or part thereof) was authorized by the Board of Directors. A person to whom expenses are advanced pursuant hereto shall not be obligated to repay pursuant to the Undertaking until the final determination of any pending Proceeding in a court of competent jurisdiction concerning the right of such person to be indemnified or the obligation of such person to repay pursuant to the Undertaking.

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Section 3. If a claim under Section 1 of this Article is not promptly paid in full by the corporation after a written claim has been received by the corporation or if expenses pursuant to Section 2 of this Article have not been promptly advanced after a written request for such advancement accompanied by the Undertaking has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim or the advancement of expenses. If successful, in whole or in part, in such suit, such claimant shall also be entitled to be paid the reasonable expense thereof (including without limitation attorneys’ fees). It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required Undertaking has been tendered to the corporation) that indemnification of the claimant is prohibited by law, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination, if required, prior to the commencement of such action that indemnification of the claimant is proper in the circumstances, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that indemnification of the claimant is prohibited, shall be a defense to the action or create a presumption that indemnification of the claimant is prohibited.

Section 4. The corporation shall have the power (but except as otherwise provided by law or contract, not the obligation) to indemnify its employees, consultants and agents who are not Indemnified Persons, and make advances of expenses with respect thereto, to the fullest extent permitted by the Delaware General Corporation Law or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person to such officers or other persons as the Board of Directors shall determine.

Section 5. The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. The Board of Directors shall have the authority, by resolution, to provide for such indemnification of employees or agents of the corporation or others and for such other indemnification of directors, officers or Delegates as it shall deem appropriate.

Section 6. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of, or person serving in any other capacity with, the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expenses, liabilities or losses, whether or not the corporation would have the power to indemnify such person against such expenses, liabilities or losses under the DGCL. The corporation may enter into contracts with any director, officer or Delegate of the corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect the advancing of expenses and indemnification as provided in this Article.

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Section 7. The provisions of this Article shall be applicable to all Proceedings commenced or continuing after its adoption, whether such arise out of events, acts or omissions which occurred prior or subsequent to such adoption, and shall continue as to a person who has ceased to be a director, officer or Delegate and shall inure to the benefit of the heirs, executors and administrators of such person. This Article shall be deemed to be a contract between the corporation and each person who, at any time that this Article is in effect, serves or agrees to serve in any capacity which entitles him to indemnification hereunder and any amendment, repeal or other modification of this Article or any repeal or modification of the DGCL or any other applicable law shall not limit any Indemnified Person’s entitlement to the advancement of expenses or indemnification under this Article for Proceedings then existing or later arising out of events, acts or omissions occurring prior to such repeal or modification, including, without limitation, the right to indemnification for Proceedings commenced after such repeal or modification to enforce this Article with regard to Proceedings arising out of acts, omissions or events occurring prior to such repeal or modification.

Section 8. If this Article or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, such invalidity or unenforceability shall not affect the other provisions hereof, and this Article shall be construed in all respects as if such invalid or unenforceable provisions had been omitted therefrom.

ARTICLE VIII
AMENDMENTS

Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation at any regular meeting of the stockholders or of the Board of Directors, or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting.

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CERTIFICATE OF ADOPTION OF

BYLAWS

OF

KineMed, Inc.

a Delaware Corporation

Adoption by Incorporator. The undersigned, being the Incorporator of KineMed, Inc. a Delaware corporation, hereby adopts the foregoing Bylaws, and adopts the same as the Bylaws of the corporation.

IN WITNESS WHEREOF, I have hereunto set my hand this 6th day of February, 2001.

/s/ David M. Fineman
David M. Fineman

Adoption by First Board of Directors. The undersigned, being all of the persons appointed to act as the first Board of Directors of KineMed, Inc., a Delaware corporation, hereby assent to the foregoing Bylaws and adopt the same as the Bylaws of the corporation.

IN WITNESS WHEREOF, we have hereunto set our hands this 6th day of February, 2001

/s/ David M. Fineman	/s/ James E. Burden
David M. Fineman	James E. Burden

/s/ James S. J. Manuso
James S. J. Manuso, Ph.D.

Certificate by Secretary of Adoption by Directors.

THIS IS TO CERTIFY: I am the duly elected, qualified and acting Secretary of KineMed. Inc. a Delaware corporation. The foregoing Bylaws were adopted as the Bylaws of the corporation, on the date set forth above by the persons appointed to act as the fast directors of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand this 6th day of February, 2001.

/s/ James E. Burden
James E. Burden, Secretary

Certificate by Secretary of Adoption by Shareholders’ Vote.

THIS IS TO CERTIFY: I am the duly elected, qualified and acting Secretary of KineMed, Inc. a Delaware corporation. The foregoing Bylaws of KineMed, Inc. a Delaware corporation, were submitted to the stockholders of the corporation at their first meeting held on the date set forth in the Bylaws and recorded in the minutes thereof and was ratified by the vote of shareholders entitled to exercise the majority of the voting power of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand this_______day of_______________ 2001.

James E. Burden, Secretary